CONSENT OF COUNSEL

     We consent to the reference to our Firm under the heading "Counsel" in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A of GAMCO Gold Fund, Inc. as filed with the Securities and Exchange Commission on or about April 30, 2010.


/s/ Paul, Hastings, Janofsky & Walker LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
April 30, 2010